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Exhibit 23    CONSENT OF AUDITOR




                                  MARCH 1, 2002

Security and Exchange Commission
Washington, D.C. 20549

Re: Literary Playpen, Inc. (formally Clusone Acquisition Corp.) Form 8K/A, File # 0-25611

To Whom It May Concern:

We hereby authorize and consent to the incorporation by reference in form 8K/A (#0-25611) of Literary Playpen, Inc., formerly know as Clusione Acquisition Corp., our report dated February 11, 2002, of the annual report on form 10 - KSB for the year ended December 31, 2001.

Sincerely,

/S/Mark Bailey

Mark Bailey, CPA/ABV
Mark Bailey & Company, Ltd.


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